Exhibit 99.1

STOCK PURCHASE AGREEMENT

AMONG

THE SHAREHOLDERS OF QINTERACTION LIMITED,

JAMES F. BERE, JR., AS REPRESENTATIVE,

AND

RAINMAKER SYSTEMS, INC.

Dated July 19, 2007

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS *. A COMPLETE, UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page
25.	Counterparts	43

26.	Representative of the Sellers; Power of Attorney	43

27.	Actions of the Representative	43

28.	Certain Definitions	43

-iii-

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	- Certain Definitions
Exhibit B	- Form of Escrow Agreement
Exhibit C	- [Intentionally omitted]
Exhibit D	- Required Consents
Exhibit E	- Form of Noncompetition, Nondisclosure and Nonsolicitation Agreement
Exhibit F	- Form of Release Agreement
Exhibit G	- [Intentionally omitted]
Exhibit H	- Form of Loss Certificate
Exhibit I	- Share Transfer Form

Schedules

Schedule 3(e)(iii)	- Earn Out – Applicable U.S. Dollar Amount
Schedule 5	- Company and Subsidiary Liabilities To Be Paid At Closing
Schedule 6(a)(i)	- Acquired Companies
Schedule 6(b)(ii)	- Conflicts
Schedule 6(b)(iii)	- Notice and Consent Requirements
Schedule 6(c)	- Capitalization
Schedule 6(f)	- Title to Properties
Schedule 6(h)	- Accounts Receivable
Schedule 6(j)	- Liabilities and Obligations
Schedule 6(k)	- Tax Returns
Schedule 6(m)	- Employee Benefits
Schedule 6(n)	- Legal Requirements; Government Authorizations
Schedule 6(o)	- Legal Proceedings
Schedule 6(p)	- Certain Changes and Events
Schedule 6(q)	- Contracts
Schedule 6(r)	- Insurance
Schedule 6(t)	- Retired Employees / Directors
Schedule 6(v)	- Intellectual Property
Schedule 6(y)	- Relationships with Related Persons
Schedule 11(c)(xi)(A)	- Employment Agreements
Schedule 11(c)(xi)(B)	- Offer Letters
Schedule 11(c)(xii)	- Non-Competition / Non-Solicitation Agreements

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”) is made this 19th day of July 2007, by and among Rainmaker Systems, Inc., a Delaware corporation (“Buyer”), the shareholders of Qinteraction Limited, a Cayman Islands company (the “Company”) (each a “Seller” and, collectively, the “Sellers”), and James F. Bere, Jr., as representative of the Sellers (in such capacity, the “Representative”).

WITNESSETH:

WHEREAS, Sellers own all of the issued and outstanding shares (collectively, the “Shares”) of the Company;

WHEREAS, the Company and its wholly owned subsidiaries, Qinteraction Philippines, Inc., a Philippines corporation, and Qinteraction, Inc., a Delaware corporation, are engaged in the business of providing offshore call center services to business customers (the “Business”); and

WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the Shares in consideration for the Purchase Price, and upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Sale and Transfer of Shares.

(a) Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers free and clear of all Encumbrances.

(b) The Buyer shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously, but completion of the purchase of some of the Shares will not affect the rights of the Buyer to receive any remaining Shares.

2. Purchase Price; Escrow.

(a) The consideration for the Shares (the “Purchase Price”) will be nineteen million five hundred thousand dollars ($19,500,000) minus the Asset Value Shortfall, if any, to be divided amongst the Sellers pro rata according to their shareholding in the Company. The Purchase Price, prior to adjustment on account of the Asset Value Shortfall, if any, shall be delivered by Buyer to Sellers as follows: (i) subject to Section 2(d) below, (A) seven million dollars ($7,000,000) in cash on the Closing Date and (B) four million five hundred thousand dollars ($4,500,000) on the Closing Date in unregistered shares of Buyer’s common stock, par value $0.001 per share (“Buyer Common Stock”), valued at a price per share equal to the average closing price per share of Buyer Common Stock as quoted on the Nasdaq Global Market for the five trading days immediately preceding the Closing Date (as so valued, the “Buyer Shares”), and (ii) subject to the satisfaction of the applicable conditions set forth in Section 3(e) below, (A) four million five hundred thousand dollars ($4,500,000) in cash, payable as provided in Section 3(e) below and (B) three million five hundred thousand dollars ($3,500,000) in Buyer Common Stock valued at a price per share equal to the average closing price per share of Buyer Common Stock as quoted on the Nasdaq Global Market for the five trading days immediately preceding the last day of the Measurement Period, issuable as provided in Section 3(e) below ((ii)(A) and (ii)(B) being, collectively, the “Earn Out”).

(b) Notwithstanding the foregoing, Buyer may withhold from its payments under Sections 2(a)(ii)(A) and 2(a)(ii)(B) the equivalent of any amounts then in dispute relating to indemnification obligations arising under this Agreement, as provided in Section 15(f), provided that the withheld amount, to the extent not applied in satisfaction of indemnification obligations, shall be delivered to Sellers as described above promptly upon resolution of such dispute.

(c) Neither Buyer nor any attorney, accountant or other advisor of Buyer has made, nor makes, any representations or warranties to Sellers regarding the tax treatment of the transfer of the Shares and any other transactions contemplated by this Agreement or any of the tax consequences contemplated hereby or thereby, and Sellers acknowledge that Sellers are relying solely on their own tax advisors in connection with this Agreement and the transactions contemplated by this Agreement.

(d) On the Closing Date, Buyer shall withhold from its payments for the account of the Principal Shareholders under Sections 2(a)(i)(A) and 2(a)(i)(B) a total of nine hundred forty-five thousand dollars ($945,000) in cash and six hundred seven thousand five hundred dollars ($607,500) in Buyer Shares (collectively, the “Escrow Fund”), and Buyer shall deliver such cash and Buyer Shares to The Bank of New York Trust Company, N.A., as escrow agent (the “Escrow Agent”), which shall be held in escrow (the “Escrow”) subject to an escrow agreement in substantially the form attached hereto as Exhibit B (the “Escrow Agreement”) for the purposes of securing the Principal Shareholders’ indemnity obligations under this Agreement. The amount of cash and Buyer Shares payable to the Principal Shareholders under Sections 2(a)(i)(A) and 2(a)(i)(B) shall be reduced to the extent of the cash and Buyer Shares delivered to the Escrow Agent under this Section 2(d), pro rata as between the Principal Shareholders according to their relative shareholding in the Company. Subject to and in accordance with the terms of the Escrow Agreement, (i) twelve (12) months following the Closing Date (or, if such date is not a Business Day, the first Business Day thereafter), the Escrow Agent shall deliver 66.67% of all cash and 66.67% of all Buyer Common Stock remaining in the Escrow Fund to the Principal Shareholders and (ii) fifteen (15) months following the Closing Date (or, if such date is not a Business Day, the first Business Day thereafter), the Escrow Agent shall deliver all cash and all Buyer Common Stock then remaining in the Escrow Fund to the Principal Shareholders. Notwithstanding the foregoing and subject to and in accordance with the terms of the Escrow Agreement, the Escrow Agent may withhold from each such delivery the equivalent of any amounts then in dispute relating to indemnification obligations arising under this Agreement, provided that the withheld amount, to the extent not applied in satisfaction of indemnification obligations, shall be delivered to the Principal Shareholders as described above promptly upon resolution of such dispute.

(e) For purposes of any calculations required under Section 2(d) above, each share of Buyer Common Stock shall be deemed to have a per share value equal to the average closing price per share of Buyer Common Stock as quoted on the Nasdaq Global Market for the five trading days immediately preceding the Closing Date (as such price per share may from time to time be appropriately adjusted for stock splits or combinations, if any, the “Designated Stock Price”). Fractional share amounts resulting from any such calculations shall be rounded upwards to the nearest whole share.

3. Purchase Price Adjustments; Earn Out.

(a) Pre-Closing Adjustments. The Representative has delivered to Buyer an estimated consolidated balance sheet for the Company (the “Estimated Closing Date Balance Sheet”) and an estimated calculation of the Asset Value Shortfall (as defined below), in each case, measured as of the Closing Date after giving effect to the payment of, or reservation for, all liabilities and other obligations described in Section 5(a) below. The Representative has also provided Buyer with copies of all work papers and other documents and data as were used to prepare the Estimated Closing Date Balance Sheet. If the Estimated Closing Date Balance Sheet shows an Asset Value Shortfall, the cash payable under Section 2(a)(i)(A) above shall be reduced by the aggregate amount of such Asset Value Shortfall, and the cash to be paid to Sellers, as set forth in Section 2(a)(i)(A) above, shall be adjusted accordingly. As used herein, “Asset Value Shortfall” means the amount by which (x) total assets minus total liabilities (in each case, determined for the Company on a consolidated basis in accordance with GAAP) is less than (y) ********************************************************.

(b) Post Closing Adjustments. As soon as practicable after the Closing Date, Buyer shall cause its accountants to prepare and deliver to the Representative a consolidated balance sheet for the Company (the “Closing Date Balance Sheet”) and a calculation of the Asset Value Shortfall, in each case, measured as of the close of business on the Closing Date, prepared in accordance with GAAP. Buyer shall endeavor in good faith to cause its accountants to deliver to the Representative the Closing Date Balance Sheet and calculation of the Asset Value Shortfall within 45 days after the Closing Date. Buyer shall also make available to the Representative copies of all work papers and other documents and data as was used to calculate the Closing Date Balance Sheet, and Buyer shall set out all proposed adjustments from the Estimated Closing Date Balance Sheet in reasonable detail in a written statement delivered to Representative. The Representative shall have the right to dispute the Closing Date Balance Sheet (and any items therein) and the accompanying calculation of the Asset Value Shortfall and make any proposed adjustments thereto as provided in Section 3(c) below. If it is determined after completion of the time and procedure described in Section 3(c) below that there is an Asset Value Shortfall in excess of the estimated Asset Value Shortfall and the Representative does not dispute such determination as described in Section 3(c) below, cash in an amount equal to the excess Asset Value Shortfall shall be deducted from the Escrow Fund and delivered by the Escrow Agent to Buyer on the Settlement Date.

(c) Dispute Resolution Procedures. The Representative shall have until thirty (30) days after the receipt of the Closing Date Balance Sheet and the accompanying Asset Value Shortfall calculation to review such calculation and propose any adjustments thereto. All adjustments proposed by the Representative shall be set out in reasonable detail in a written statement delivered to Buyer

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(the “Adjustment Statement”) and shall be incorporated into the Closing Date Balance Sheet, unless Buyer shall object in writing to such proposed adjustments (the proposed adjustment or adjustments to which Buyer objects are referred to herein as the “Contested Adjustments” and Buyer’s objection notice is referred to herein as the “Contested Adjustment Notice”) within thirty (30) days of Buyer’s receipt of the Adjustment Statement. If Buyer delivers a Contested Adjustment Notice to the Representative, Buyer and the Representative shall attempt in good faith to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within ten (10) days after Buyer delivers to the Representative said Contested Adjustment Notice, either Buyer or the Representative may retain for the benefit of all the parties hereto an independent accounting firm nationally recognized in the United States acceptable to both the Representative and Buyer (the “Independent Accountant”) to resolve any remaining disputes concerning the Contested Adjustments. If the Independent Accountant is retained, then (i) the Representative and Buyer shall each submit to the Independent Accountant in writing not later than fifteen (15) days after the Independent Accountant is retained their respective positions with respect to the Contested Adjustments and their respective calculation of the Asset Value Shortfall, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) the Independent Accountant shall, within thirty (30) days after receiving the positions of both the Representative and Buyer and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments, which decision shall be final and binding on, and nonappealable by, the Representative and Buyer. The fees and expenses of the Independent Accountant shall be paid one-half by the Sellers and one-half by Buyer; provided, however, that if the Asset Value Shortfall as finally determined by the Independent Account and set forth in the Settlement Amount Certificate (defined below) is closer to the Asset Value Shortfall submitted by the Representative than to the Asset Value Shortfall submitted by Buyer, then Buyer shall pay 100% of the fees and expenses of the Independent Accountant. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final Asset Value Shortfall calculation measured as of the Closing Date (the “Settlement Amount Certificate”). The Closing Date Balance Sheet shall be deemed to include all proposed adjustments not disputed by Buyer and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments.

(d) Settlement Date. There shall be a “Settlement Date” after the calculation of the Asset Value Shortfall measured as of the Closing Date which shall mean the following, as applicable:

(i) If the Representative has not timely delivered an Adjustment Statement to Buyer, thirty-five (35) Business Days after the date the Representative receives the Asset Value Shortfall calculation;

(ii) If the Representative has timely delivered an Adjustment Statement and Buyer has not timely delivered a Contested Adjustment Notice, thirty-five (35) Business Days after the date Buyer receives the Adjustment Statement;

(iii) If the Representative and Buyer have any disputes regarding Contested Adjustments and they resolve those disputes, five (5) Business Days after such resolution;

(iv) Five (5) Business Days after the Independent Accountant delivers the Settlement Amount Certificate, if applicable; or

(v) Such other date as shall be mutually agreed between the Representative and Buyer.

(e) Earn Out.

(i) As soon as practicable after June 30, 2008, or, if sooner, as soon as practicable after a Sales Event (as hereinafter defined), Buyer shall prepare and deliver to the Representative a statement of EBITDA (as defined in Section 3(e)(v) below) (the “Statement of EBITDA”) measured in U.S. dollars for (x) the twelve (12) calendar months ending June 30, 2008 or (y) in the event of a Sales Event prior to June 30, 2008, the period from and after July 1, 2007, through the Business Day immediately preceding the closing date of such Sales Event (in each case, the “Measurement Period”) (including the portion, if any, of the Measurement Period occurring prior to the Closing Date) and prepared in accordance with GAAP. Buyer shall endeavor in good faith to deliver to the Representative the Statement of EBITDA by August 15, 2008, in the case of the preceding clause (x), and within 20 Business Days after the Sales Event, in the case of the preceding clause (y). Buyer shall also make available to the Representative copies of all work papers and other documents and data as was used to calculate the Statement of EBITDA. The Representative shall have the right to dispute the Statement of EBITDA (and any items therein) as provided in Section 3(e)(iv) below.

(ii) Except as provided in Section 3(e)(iii) below in the event of a Sales Event (as hereinafter defined) prior to June 30, 2008, if it is determined, after completion of the Statement of EBITDA, and after completion of the time and procedure described in Section 3(e)(iv) below if Representative disputes the Statement of EBITDA, that EBITDA for the Measurement Period (including the portion, if any, of the Measurement Period occurring prior to the Closing Date) is equal to or greater than ****************************** ********** (the “Required EBITDA Amount”), then Buyer shall promptly pay the Earn Out to Sellers, subject to Buyer’s rights under Sections 2(b) and 15(f); provided, however, that if it is determined, after completion of the Statement of EBITDA, and after completion of the time and procedure described in Section 3(e)(iv) below if Representative disputes the Statement of EBITDA, that EBITDA for the Measurement Period (including the portion, if any, of the Measurement Period occurring prior to the Closing Date) is less than the Required EBITDA Amount and equal to or greater than ****** percent (***%) of the Required EBITDA Amount (the “***% Threshold”), then Buyer shall, subject to Buyer’s rights under Sections 2(b) and 15(f), promptly pay a portion of the Earn Out payable in cash and a portion of the Earn Out payable in shares of Buyer Common Stock, in each case, in an amount equal to (1) the applicable amounts set forth in Sections 2(a)(ii)(A) and 2(a)(ii)(B), respectively, multiplied by (2) a fraction, where the numerator shall equal EBITDA for the Measurement Period and the denominator shall equal the Required EBITDA Amount, whereupon Buyer shall have no further obligation to pay any remaining portion of the Earn Out to Sellers; and provided further, however, that if it is determined, after completion of the Statement of EBITDA, and after completion of the time and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

procedure described in Section 3(e)(iv) below if Representative disputes the Statement of EBITDA, that EBITDA for the Measurement Period (including the portion, if any, of the Measurement Period occurring prior to the Closing Date) is less than the ***% Threshold, then no Earn Out shall be due and Buyer shall have no obligation to pay all or any portion of the Earn Out to Sellers, except as provided in Section 3(e)(iii) below.

(iii) If (A) prior to June 30, 2008, Buyer sells the Company or all or substantially all of the Company’s assets to a third party (other than an Affiliate of Buyer) (a “Sales Event”), and (B) it is determined, after completion of the Statement of EBITDA, and after completion of the time and procedure described in Section 3(e)(iv) below if Representative disputes the Statement of EBITDA, that EBITDA for the Measurement Period (including the portion, if any, of the Measurement Period occurring prior to the Closing Date) through the Business Day immediately preceding the closing date of such Sales Event is equal to or greater than the applicable U.S. dollar amount set forth on Schedule 3(e)(iii) ((A) and (B) being, collectively, the “Post-Closing Earn Out Conditions Following a Sales Event”), then Buyer shall promptly pay the Earn Out to Sellers, subject to Buyer’s rights under Sections 2(b) and 15(f); provided, however, that if the Post-Closing Earn Out Conditions Following a Sales Event are not satisfied in full, then no Earn Out shall be due under this Section 3(e)(iii) and Buyer shall have no obligation under this Section 3(e)(iii) to pay all or any portion of the Earn Out to Sellers.

(iv) Buyer will deliver to the Representative a quarterly statement of EBITDA for the Company prepared in accordance with GAAP within thirty (30) days after the end of each of the first three fiscal quarters during the Measurement Period; provided, however, that the dispute resolution procedures set forth below will only apply to the Statement of EBITDA delivered pursuant to Section 3(e)(i) above. The Representative shall have until thirty (30) days after the receipt of the Statement of EBITDA to review such statement. If the Representative disputes Buyer’s Statement of EBITDA, he shall so notify Buyer on or prior to the expiration of such 30-day period. Buyer and the Representative shall then attempt in good faith to resolve their dispute regarding the Statement of EBITDA, but if a final resolution thereof is not obtained within ten (10) days after the Representative has notified Buyer that he disputes Buyer’s Statement of EBITDA, either Buyer or the Representative may retain for the benefit of all the parties hereto an independent accounting firm nationally recognized in the United States acceptable to both the Representative and Buyer (the “Independent Accountant”) to resolve any remaining disputes concerning the Statement of EBITDA. If the Independent Accountant is retained, then (i) the Representative and Buyer shall each submit to the Independent Accountant in writing not later than fifteen (15) days after the Independent Accountant is retained their respective positions with respect to the Statement of EBITDA and their respective calculation of EBITDA for the applicable Measurement Period, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) the Independent Accountant shall, within thirty (30) days after receiving the positions of both the Representative and Buyer and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Statement of EBITDA, which decision shall be final and binding on, and nonappealable by, the Representative and Buyer. The fees and expenses of the Independent Accountant shall be paid one-half by the Sellers and one-half by Buyer; provided, however, that if EBITDA for the applicable Measurement Period as finally determined by the Independent Account and set forth in the Settlement Amount Certificate (defined below) is closer to the EBITDA calculation submitted by the

Representative than to the EBITDA calculation submitted by Buyer, then Buyer shall pay 100% of the fees and expenses of the Independent Accountant. The decision of the Independent Accountant shall take into consideration the respective positions and supporting documentation submitted by the Representative and Buyer pursuant to the preceding clause (i), but shall ultimately be derived solely from the Company’s financial statements used to produce Buyer’s financial statements filed with the SEC for the fiscal period(s) covering the relevant Measurement Period. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final EBITDA calculation for the applicable Measurement Period (the “Settlement Amount Certificate”).

(v) For purposes of this Section 3(e), “EBITDA” shall mean the sum of net income of the Company for the Measurement Period plus (to the extent deducted in determining the Company’s net income) (i) interest expense for such period, (ii) income tax expense for such period, and (iii) depreciation expense, amortization expense and other non-cash expenses for such period, in each case, measured in accordance with GAAP.

(vi) Buyer shall not take any action in bad faith intended to prevent Sellers from satisfying the conditions precedent to the payment of the Earn Out to Sellers.

4. Lock-Up; Securities Laws Restrictions; Legend.

(a) The Sellers agree that the shares of Buyer Common Stock delivered to Sellers at Closing pursuant to Section 2(a)(i)(B) (the “Delivered Shares”) shall only be sold, transferred, pledged, assigned, disposed of or encumbered in accordance with the following:

(i) One hundred percent (100%) of the Delivered Shares may not be sold, transferred, pledged, assigned, disposed of or encumbered for one hundred eighty (180) days after the Closing Date;

(ii) Fifty percent (50%) of the Delivered Shares may be sold, transferred, pledged, assigned, disposed of or encumbered on the date commencing one hundred eighty-one (181) days after the Closing Date; and

(iii) The final fifty percent (50%) of the Delivered Shares may be sold, transferred, pledged, assigned, disposed of or encumbered on the date commencing three hundred sixty-six (366) days after the Closing Date.

Shares of Buyer Common Stock subject to the Escrow may not be sold, transferred, pledged, assigned, disposed of or encumbered until such time as they are delivered to the Principal Shareholders or such other person entitled thereto in accordance with the Escrow Agreement, at which time they may be sold, transferred, pledged, assigned, disposed of or encumbered.

(b) The Sellers agree that the shares of Buyer Common Stock delivered to Sellers as a payment of the Earn Out pursuant to Section 2(a)(ii)(B) (the “Earn Out Shares”) shall only be sold, transferred, pledged, assigned, disposed of or encumbered in accordance with the following: One hundred percent (100%) of the Earn Out Shares may not be sold, transferred, pledged, assigned, disposed of or encumbered for ninety (90) days after the last day of the Measurement Period.

(c) Notwithstanding the preceding Sections 4(a) and 4(b), the Sellers agree that all sales, transfers, pledges, assignments, disposals or encumbrances of shares of Buyer Common Stock shall be effected in compliance with all applicable United States federal and state securities laws and all applicable foreign securities laws.

(d) Upon issuance at Closing or upon payment of all or a portion of the Earn Out, as the case may be, each certificate representing shares of Buyer Common Stock shall bear a legend stating:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE AND TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE ISSUER TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL LOCK-UP PERIOD PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT AMONG THE ISSUER, THE SHAREHOLDERS PARTY THERETO AND JAMES F. BERE, JR., AS REPRESENTATIVE. IN ACCORDANCE WITH AND SUBJECT TO SUCH LOCK-UP PERIOD, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, DISPOSED OF, ENCUMBERED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER, PLEDGE, DISPOSAL, ENCUMBRANCE OR ASSIGNMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH ITS TRANSFER AGENT) WITH RESPECT TO SUCH SECURITIES THAT ARE NO LONGER BOUND BY THE LOCK-UP PERIOD.”

5. Payment of Certain Company Liabilities. The parties agree and acknowledge that on or prior to the Closing Date, Sellers will, or will cause the Company to, pay the following liabilities of the Company and its subsidiaries (which payments may be made on Sellers’ behalf out of the cash portion of the Purchase Price to be paid on the Closing Date): (i) fees of Parker Poe Adams & Bernstein LLP and Truman Bodden & Company; (ii) miscellaneous costs and expenses incurred by the Company in connection with the transactions hereunder; and (iii) the liabilities of the Company and its subsidiaries listed on Schedule 5.

6. Representations and Warranties of Sellers. The Principal Shareholders represent and warrant to Buyer as follows in Sections 6(a) through 6(aa), and each other Seller, as to itself, represents and warrants to Buyer as follows in Sections 6(b)(i), 6(b)(iii) and 6(aa):

(a) Organization and Good Standing.

(i) Schedule 6(a)(i) contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder or shareholder and the number of shares held by each). All returns and other documents required to be filed by the Acquired Companies have been duly filed and all legal requirements in connection with the formation of the Acquired Companies and issues of their shares have been satisfied and each Acquired Company is a company duly incorporated, organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(ii) The Representative has delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

(b) Authority; No Conflict.

(i) Each Seller has the requisite power and authority to enter into this Agreement and the Seller’s Closing Documents (as hereinafter defined) and to perform its obligations under this Agreement and the Seller’s Closing Documents, and the execution and delivery of this Agreement and the Seller’s Closing Documents and the consummation of the Contemplated Transactions and the performance of each Seller’s obligations hereunder and thereunder have been duly authorized by all necessary action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and, upon execution by the other parties hereto, constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (the “Enforceability Exceptions”). Upon the execution and delivery by each Seller, as applicable, and the other parties thereto of the Escrow Agreement, the Release Agreement and the Noncompetition, Nondisclosure and Nonsolicitation Agreement (collectively, the “Seller’s Closing Documents”), the Seller’s Closing Documents will constitute the legal, valid, and binding obligations of each Seller party thereto, enforceable against each Seller in accordance with their respective terms, subject to the Enforceability Exceptions.

(ii) Except as set forth in Schedule 6(b)(ii), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(1) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) the Shareholders Agreement, or (C) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

(2) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or any Seller, or any of the assets owned or used by any Acquired Company, may be subject;

(3) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

(4) cause any Acquired Company to become subject to, or to become liable for the payment of, any tax;

(5) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

(6) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

(7) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

(iii) Except as set forth in Schedule 6(b)(iii), no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(c) Capitalization.

(i) The authorized share capital of the Company consists of 20,000,000 shares of par value $0.10 per share, of which 10,483,226 shares are issued and outstanding and constitute the Shares. Sellers are the legal and beneficial owners and holders of the Shares, free and clear of all Encumbrances. The number of Shares owned legally and beneficially by each Seller is set forth on Schedule 6(c). Except as set forth on Schedule 6(c), with the exception of the Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned legally and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. There is no pledge, lien or other encumbrance on, over or affecting the Shares or any of the securities of the Acquired Companies and there is no agreement or arrangement to give or create any such Encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable.

(ii) None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business. No Person has any agreement or option or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any equity securities, unissued shares in the capital of any of the Acquired Companies or any other securities of the Acquired Companies.

(d) Financial Statements. The Representative has delivered to Buyer: (a) a consolidated balance sheet of the Company as at December 31, 2005, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the fiscal year then ended, together with the report thereon of Punongbayan & Araullo (a Member of Grant Thornton International) (“P&A”), independent certified public accountants, (b) a consolidated balance sheet of the Company as at December 31, 2006 (including the notes thereto, the “Balance Sheet”), and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the fiscal year then ended, together with the report thereon of P&A, independent certified public accountants, and (c) an unaudited consolidated balance sheet of the Company as at June 30, 2007 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income, changes in stockholders’ equity, and cash flows for the 5 months then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). The financial statements referred to in this Section 6(d) reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company. Any financial or other projections delivered to Buyer represent the Sellers’ and the Company’s best estimates and assumptions as to future performance of the Acquired Companies, which the Sellers and the Company believe to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions.

(e) Books and Records. Except as set forth on Schedule 6(e), the books of account, minute books, stock record books, copies of Organizational Documents, with all amendments, registers of members, registers of directors, registers of mortgages and other records of the Acquired Companies, all of which have been made available to Buyer, are true, complete, up-to-date and correct and have been maintained in accordance with sound business practices and applicable Legal Requirements, including the maintenance of an adequate system of internal controls. The Acquired Companies have at all times carried on their business and affairs in accordance with their Organizational Documents. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, shareholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. All of those books and records are in the possession of the Acquired Companies.

(f) Title to Properties; Encumbrances. Schedule 6(f) contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by each Acquired Company. The Representative has delivered to Buyer copies of the deeds, leases and other instruments by which each Acquired Company acquired such real property, leaseholds or other interests. The Acquired Companies own all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Schedule 6(f) and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets are listed in Schedule 6(f). Except as set forth on Schedule 6(f), all properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property or leasehold interests, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) liens for current taxes not yet due, and (b) with respect to real property or leasehold interests, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(g) Condition and Sufficiency of Assets. The leasehold premises and equipment of the Acquired Companies are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such leasehold premises or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The leasehold premises and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies’ businesses after the Closing in substantially the same manner as conducted prior to the Closing.

(h) Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, do not represent a materially greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and do not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 6(h) contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

(i) Inventory. The Acquired Companies have no inventory.

(j) No Undisclosed Liabilities. Except as set forth in Schedule 6(j), the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet.

(k) Taxes. Except as set forth on Schedule 6(k) hereto, the Acquired Companies have accurately prepared and duly filed all tax returns required to be filed by the Acquired Companies or on behalf of the Acquired Companies on or prior to the Closing Date. Except as set forth on Schedule 6(k) hereto, all taxes owed by or with respect to the Acquired Companies (whether or not shown on any tax return) have been paid in full. No Acquired Company is currently the beneficiary of any extension of time within which to file any tax return. Except as set forth on Schedule 6(k) hereto, no deficiencies for any taxes have been asserted or assessed against any Acquired Company which remain unpaid. There are no tax liens upon any of the assets of any Acquired Company. All amounts required to be withheld by each Acquired Company (including from employees of each Acquired Company for income taxes, social security and other payroll taxes) have been collected and withheld and have been paid to the respective governmental agencies when due. None of any Acquired Company’s assets is treated as being owned by a Person other than such Acquired Company for tax purposes. For purposes of this Agreement, the term (i) “tax” shall mean all taxes, levies or other like assessments, charges or fees, including, without limitation, income, gross receipts, excise, value added, real or personal property, withholding, asset, sales, use, license, payroll, transaction, capital, business, corporation, employment, net worth and franchise taxes, or other governmental taxes imposed by or payable to the United States of America or any State, local or foreign governmental entity or other Governmental Body, whether computed on a separate, consolidated, unitary, combined or any other basis, including liability arising as a transferee or successor-in-interest; and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax; and (ii) “tax return” shall mean any return, declaration, report, claim for refund, information return or statement relating to taxes, including any schedules or attachments thereto, and including any amendment thereof.

(l) No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company (a “Material Adverse Change”), and no event has occurred or circumstance exists that could be reasonably expected to result in such a Material Adverse Change.

(m) Employee Benefits. Set forth in Schedule 6(m) is an accurate and complete list of each domestic and foreign employee benefit plan and each stock option, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation or fringe benefit plan, program, arrangement, agreement or commitment (whether written or oral) maintained by each Acquired Company (including, for this purpose and for the purpose of all of the representations in this Section 6(m), any predecessors to each Acquired Company) or to which any Acquired Company contributes (or has any obligation to contribute), has any liability or is a party (collectively, the “Employee Benefit Plans”).

(n) Compliance with Legal Requirements; Governmental Authorizations.

(i) Except as set forth in Schedule 6(n):

(1) each Acquired Company is, and at all times has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(2) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) could be reasonably expected to constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) could be reasonably expected to give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(3) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement or Contract, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(ii) Schedule 6(n) contains a complete and accurate list of each Governmental Authorization that is held by each Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, each Acquired Company. Each Governmental Authorization listed or required to be listed in Schedule 6(n) is valid and in full force and effect. Except as set forth in Schedule 6(n):

(1) each Acquired Company is, and at all times has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 6(n);

(2) no event has occurred or circumstance exists that could reasonably be expected to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 6(n), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 6(n);

(3) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(4) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 6(n) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

(iii) The Governmental Authorizations listed in Schedule 6(n) collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

(o) Legal Proceedings; Orders.

(i) Except as set forth in Schedule 6(o), there is no pending Proceeding:

(1) that has been commenced by or against any Acquired Company; or

(2) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

(ii) To the Knowledge of the Principal Shareholders and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Representative has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 6(o). The Proceedings listed in Schedule 6(o) will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

(iii) Except as set forth in Schedule 6(o):

(1) there is no Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject;

(2) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

(3) no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

(iv) Except as set forth in Schedule 6(o):

(1) each Acquired Company is, and at all times has been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(2) no event has occurred or circumstance exists that could reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

(3) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

(p) Absence of Certain Changes and Events. Except as set forth in Schedule 6(p), since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

(i) change in any Acquired Company’s authorized or issued capital stock or share capital; grant of any stock option or right to purchase shares of capital stock or share capital of any Acquired Company; issuance of any security convertible into such capital stock or share capital; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock or share capital; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or share capital;

(ii) amendment to the Organizational Documents of any Acquired Company;

(iii) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer or (except, other than in the case of severance, in the Ordinary Course of Business) employee;

(iv) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

(v) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any Acquired Company;

(vi) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or other Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $25,000;

(vii) sale, lease, or other disposition of any asset or property of any Acquired Company (except in the Ordinary Course of Business and not exceeding a net book value of $25,000 in the aggregate) or mortgage, pledge, or imposition of any lien or other Encumbrance on any asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(viii) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $25,000;

(ix) material change in the accounting methods used by any Acquired Company; or

(x) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

(q) Contracts; No Defaults.

(i) Schedule 6(q) contains a complete and accurate list, and the Representative has delivered to Buyer true and complete copies of (or, in the case of the three oral contracts listed on such Schedule, descriptions of):

(1) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000;

(2) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

(3) each Applicable Contract that involves expenditures or receipts of one or more Acquired Companies in excess of $50,000;

(4) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

(5) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(6) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(7) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(8) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of any Acquired Company or limit the freedom of any Acquired Company or any Affiliate of any Acquired Company to engage in any line of business or to compete with any Person;

(9) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods or services;

(10) each power of attorney that is currently effective and outstanding;

(11) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

(12) each Applicable Contract for capital expenditures in excess of $50,000;

(13) each written warranty, guaranty, and other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

(14) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

(ii) Schedule 6(q) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies under the Contracts, and the Acquired Companies’ office where details relating to the Contracts are located.

(iii) Except as set forth in Schedule 6(q):

(1) no Seller (and no Affiliate of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

(2) no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

(iv) Except as set forth in Schedule 6(q), each Contract identified or required to be identified in Schedule 6(q) is in full force and effect and is valid and enforceable in accordance with its terms.

(v) Except as set forth in Schedule 6(q):

(1) each Acquired Company is, and at all times has been, in compliance in all material respects with all applicable terms and requirements of each Applicable Contract;

(2) to the Knowledge of the Principal Shareholders and the Company, each other Person that has or had any obligation or liability under any Applicable Contract is, and at all times has been, in compliance in all material respects with all applicable terms and requirements of such Applicable Contract;

(3) no event has occurred or circumstance exists that (with or without notice or lapse of time) could reasonably be expected to contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

(4) no Acquired Company has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

(vi) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Applicable Contracts with any Person and no such Person has made written demand for such renegotiation.

(vii) The Applicable Contracts relating to the sale, design or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

(r) Insurance.

(i) The Representative has delivered to Buyer:

(1) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company or any assets used by any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement;

(2) true and complete copies of all pending applications for policies of insurance; and

(3) any statement by the auditor of any Acquired Company’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.

(ii) Except as set forth in Schedule 6(r):

(1) All policies to which any Acquired Company is a party or that provide coverage to any Acquired Company or assets used by any Acquired Company, or any director or officer of any Acquired Company:

(A) are valid, outstanding, and enforceable;

(B) are issued by an insurer that is financially sound and reputable;

(C) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies;

(D) are sufficient for compliance with all Legal Requirements and Applicable Contracts to which any Acquired Company is a party or by which any of them is bound;

(E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

(F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

(2) No Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(3) The Acquired Companies have paid all premiums due, and have otherwise performed all of their obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or any director thereof.

(4) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

(s) Environmental Matters. To the Knowledge of the Principal Shareholders and the Company, the operations of each Acquired Company are in compliance in all material respects with all applicable governmental statutes, codes, rules, regulations, ordinances, decrees, orders or other requirements of law relating to the protection of human health and safety or the environment (collectively, “Environmental Laws”) and all permits issued pursuant to Environmental Laws.

(t) Employees.

(i) The Representative has delivered to Buyer a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status as of April 30, 2007: name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company’s pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan or any other employee benefit plan.

(ii) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person (“Proprietary Rights Agreement”) that in any way adversely affects or will affect (1) the performance of his or her duties as an employee or director of the Acquired Companies, or (2) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. Except as set forth on Schedule 6(t), to the Principal Shareholders’ and the Company’s Knowledge, no officer of any Acquired Company intends to terminate his or her employment with such Acquired Company.

(iii) Schedule 6(t) also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

(u) Labor Relations; Compliance. No Acquired Company has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to the Principal Shareholders’ and the Company’s Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with any Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(v) Intellectual Property.

(i) Intellectual Property Assets — The term “Intellectual Property Assets” includes:

(1) the name “Qinteraction”, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, “Marks”);

(2) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, “Patents”);

(3) all copyrights in both published works and unpublished works (collectively, “Copyrights”);

(4) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company as licensee or licensor.

(ii) Agreements — Schedule 6(v) contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Applicable Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which an Acquired Company is the licensee (“Commercial Software”). There are no outstanding and, to the Principal Shareholders’ and the Company’s Knowledge, no Threatened disputes or disagreements with respect to any such Applicable Contract.

(iii) Know-How Necessary for the Business.

(1) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies’ businesses as they are currently conducted or as reflected in the business plan given to Buyer. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a third party (except for Commercial Software) all of the Intellectual Property Assets.

(2) Except as set forth in Schedule 6(v), all former and current employees of each Acquired Company with access to Trade Secrets or otherwise involved in the creation or enhancement of Intellectual Property Assets that are material to the business of the Acquired Companies have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, or information relating to the business of any Acquired Company. No employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

(iv) Patents.

(1) Schedule 6(v) contains a complete and accurate list of all Patents. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Patents, free and clear of all Encumbrances.

(2) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(3) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Principal Shareholders’ and the Company’s Knowledge, there is no potentially interfering patent or patent application of any third party.

(4) To the Principal Shareholders’ and the Company’s Knowledge, no Patent is infringed or has been challenged or threatened in any way and none of the products manufactured and sold, nor any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(5) All products made, used, or sold under the Patents have been marked with the proper patent notice.

(v) Trademarks.

(1) Schedule 6(v) contains a complete and accurate list of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Encumbrances.

(2) All Marks that have been registered are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(3) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Principal Shareholders’ and the Company’s Knowledge, no such action is Threatened with the respect to any of the Marks.

(4) To the Principal Shareholders’ and the Company’s Knowledge, there is no potentially interfering trademark or trademark application of any third party.

(5) To the Principal Shareholders’ and the Company’s Knowledge, no Mark is infringed or has been challenged or threatened in any way and none of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(6) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(vi) Copyrights.

(1) Schedule 6(v) contains a complete and accurate list of all Copyrights. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Encumbrances.

(2) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(3) To the Principal Shareholders’ and the Company’s Knowledge, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(4) All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii) Trade Secrets.

(1) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(2) Sellers and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

(3) One or more of the Acquired Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Principal Shareholders’ and the Company’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. To the Principal Shareholders’ and the Company’s Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(w) Certain Payments. No Acquired Company or director, officer or agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

(x) Disclosure.

(i) No representation or warranty of the Principal Shareholders or of the other Sellers in this Agreement and no statement in the Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(ii) There is no fact of which the Principal Shareholders or the Company has Knowledge that has specific application to Sellers or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Principal Shareholders and the Company can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Schedules hereto.

(y) Relationships with Related Persons. No Seller or any Affiliate of Sellers or of any Acquired Company has, or since January 1, 2005, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies’ businesses. No Seller or any Affiliate of Sellers or of any Acquired Company is, or since January 1, 2005, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a “Competing Business”) in any market presently served by such Acquired Company, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 6(y), no Seller or any Affiliate of Sellers or of any Acquired Company is a party to any Applicable Contract with, or has any claim or right against, any Acquired Company.

(z) Brokers or Finders. No person is or will be entitled to any brokerage commissions or finder’s fees in connection with the transactions described in this Agreement as a result of any action taken by Sellers or their agents other than brokerage commissions that may result from the disposition by Sellers of Buyer Common Stock in accordance with this Agreement.

(aa) Investment. Each Seller (a) understands that the shares of Buyer Common Stock issued by Buyer under this Agreement have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the shares of Buyer Common Stock issued by Buyer under this Agreement solely for its own account and not with a view to the distribution thereof except in compliance with the Securities Act and other applicable Legal Requirements, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Buyer, including, without limitation, Buyer’s Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”) and each other current or periodic report filed with the SEC since December 31, 2006 and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in acquiring and holding shares of Buyer Common Stock, (e) is able to bear the economic risk and lack of liquidity inherent in holding the shares of Buyer Common Stock issued by Buyer under this Agreement, (f) was at no time presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising relating to Buyer or any investment in shares of Buyer Common Stock and (g) is an “accredited investor” for purposes of the Securities Act and any applicable state securities laws, or has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

7. Representations and Warranties of Buyer. As of the Closing Date, Buyer hereby represents and warrants to Sellers as follows:

(a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted.

(b) Execution and Effect of Agreement. Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the performance of Buyer’s obligations hereunder have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(c) No Contravention. With respect to Buyer, neither the execution and delivery of this Agreement nor the consummation of the transactions effected hereby will (i) violate or conflict with any provision of its Organizational Documents, (ii) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by, any of the terms of any agreement, lease, mortgage, indenture or other instrument to which it is a party or by which it is bound, or (iii) violate or conflict with any judgment, decree, Order or award of any court, Governmental Body or arbitrator, or any law, rule or regulation applicable to it.

(d) Buyer Shares. Buyer holds, and will be transferring good, valid and full title to the Buyer Shares free and clear of any and all Encumbrances, but subject to the escrow contemplated in Section 2.

(e) Capitalization.

(i) The authorized capital stock of Buyer consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which approximately 18,893,121 shares of common stock and no shares of preferred stock are issued and outstanding as of July 3, 2007.

(ii) All issued and outstanding shares of common stock are, and all of the Buyer Shares issuable pursuant to this Agreement when issued as provided herein will be, duly authorized, validly issued, fully paid and non-assessable.

(f) Litigation; Consents. There is no action, suit, litigation, administrative or arbitration Proceeding or formal governmental inquiry or investigation pending or, to Buyer’s knowledge, Threatened against Buyer which (i) seeks to restrain or prohibit or otherwise challenges the execution, delivery and performance of this Agreement or the consummation, legality or validity of the Contemplated Transactions or (ii) materially affects the value of the Buyer Shares if Buyer does not prevail. Buyer is not in violation of any term of any judgment, decree, injunction or Order entered by any court or governmental authority and outstanding against it which would materially adversely affect the value of the Buyer Shares. No consent, approval or authorization of or filing with any governmental authority or other third party on the part of Buyer is required in connection with the execution, delivery and performance of this Agreement or the consummation of any of the Contemplated Transactions, except for such as have been obtained and except for such filings as may be necessary under state and federal securities laws.

(g) Listing. Buyer’s common stock is listed on the Nasdaq Global Market. Except as specified in its public filings with the SEC, Buyer has not received notice from Nasdaq to the effect that Buyer is not in compliance with the listing or maintenance requirements thereof.

(h) Form S-3 Eligibility. As of the Closing Date, Buyer is eligible to register the resale of its common stock on a registration statement on Form S-3 under the Securities Act. Buyer is not aware of any facts or circumstances (including, without limitation, any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that would prohibit or delay the preparation and filing of a registration statement on federal Form S-3 with respect to the Buyer Shares.

(i) SEC Reports. Buyer has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, or the rules and regulations thereunder, for the two years preceding the date hereof (the foregoing materials and any materials incorporated therein by reference being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8. Covenants.

(a) Public Announcements. No Seller or their Affiliates shall, without the approval of the Buyer, issue any press releases or otherwise make any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

(b) Notification of Certain Matters, Further Assurances. Sellers shall give prompt notice to Buyer of any of the following which occurs, or of which it becomes aware, following the date hereof: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default under any material contract as to cause a Material Adverse Change; (ii) the occurrence or existence of any fact, circumstance or event which would result in any representation or warranty made by Sellers in this Agreement or in any Schedule, Exhibit or certificate delivered herewith, to be materially untrue or materially inaccurate. Sellers and Buyer shall use commercially reasonably efforts to obtain any consents, execute any documents and take such other actions as may reasonably be necessary to fulfill the objectives of this Agreement. Buyer shall give prompt notice to Sellers of any of the following which occurs, or of which it becomes aware, following the date hereof: (1) the occurrence or existence of any fact, circumstance or event which would result in any representation or warranty made by Buyer in this Agreement or in any Schedule, Exhibit or certificate delivered herewith, to be materially untrue or materially inaccurate.

(c) Registration. As soon as commercially practicable, but no later than the date that is eighty (80) days following the Closing Date, and subject in either event to Sellers and each other holder, if any, of the Buyer Shares issued hereunder (the “Share Recipients”) providing all required information in connection with the below described registration a reasonable amount of time prior to such date, Buyer at its expense shall (a) prepare and file with the SEC a registration statement on Form S-3 with respect to the Buyer Shares issued hereunder (the “Registration Statement”) and (b) use commercially reasonable efforts (1) to cause the Registration Statement to become effective within 180 days following the Closing Date, and (2) to maintain the effectiveness of the Registration Statement until the earlier of (x) the Share Recipients’ disposition of all such registered shares or (y) the Share Recipients being able to dispose of all such registered shares pursuant to Rule 144(k) of the Securities Act. If (i) in the good faith judgment of the Board of Directors of Buyer, the filing of a Registration Statement covering such Buyer Shares would be detrimental to Buyer and the

Board of Directors of Buyer concludes, as a result, that it is in the best interests of Buyer to defer the filing of such Registration Statement at such time, and (ii) Buyer shall furnish to the Share Recipients a certificate signed by an executive officer of Buyer stating that in the good faith judgment of the Board of Directors of Buyer, it would be detrimental to Buyer for such Registration Statement to be filed in the near future and that it is, therefore, in the best interests of Buyer to defer the filing of such Registration Statement, then Buyer shall have the right to defer such filing, provided that Buyer shall not defer its obligation in this manner for more than thirty (30) days. Buyer shall bear all expenses incurred in connection with the registration and qualification of the shares registered pursuant to this Section 8(c), and the Share Recipients shall pay all fees and expenses of their own counsel. Each Share Recipient shall reasonably cooperate with Buyer in the preparation, filing and process of securing the effectiveness of the Registration Statement and shall furnish to Buyer such information relating to each Share Recipient and such further and supplemental information as may be necessary or as may be reasonably requested by Buyer for use in the Registration Statement and any amendments or supplements thereto. Each Share Recipient and Buyer will promptly provide the others with copies of all correspondence, comment letters, notices or other communications to or from the SEC regarding the Registration Statement or any amendment or supplement thereto, and Buyer will advise the Share Recipients after it receives notice thereof of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the Buyer Shares for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose.

(i) To the extent permitted by applicable law, Buyer will indemnify each Share Recipient with respect to any registration effected pursuant to this Section 8(c) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) made in such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Buyer of the Securities Act or the Exchange Act or state securities law or any rule or regulation thereunder applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration, and will reimburse each of the Share Recipients for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to Buyer by any Share Recipient.

(ii) To the extent permitted by applicable law, the Share Recipients each (on a pro rata basis based upon the number of Buyer Shares registered for resale by such Share Recipient under the Registration Statement) will indemnify Buyer, each of its directors and officers, agents, representatives and affiliates and each person who controls Buyer within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact provided by a Share Recipient and contained in the Registration

Statement, or any omission (or alleged omission) by a Share Recipient to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, in reliance upon and in conformity with written information furnished to Buyer by any Share Recipient and stated to be specifically for use therein; provided, however, that the total indemnity obligation of each said Share Recipient under this Section 8(c) shall be limited to an amount equal to the net proceeds to such Share Recipient of securities sold as contemplated in this Section 8(c).

(iii) Each party entitled to indemnification under this Section 8(c) (the “Section 8(c) Indemnified Party”) shall give notice to the party required to provide indemnification (the “Section 8(c) Indemnifying Party”) promptly after such Section 8(c) Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Section 8(c) Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Section 8(c) Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Section 8(c) Indemnified Party (whose approval shall not unreasonably be withheld) and the Section 8(c) Indemnified Party may participate in such defense at the Section 8(c) Indemnified Party’s expense (unless the Section 8(c) Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Section 8(c) Indemnifying Party and the Section 8(c) Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Section 8(c) Indemnifying Party), and provided further that the failure of any Section 8(c) Indemnified Party to give notice as provided herein shall not relieve the Section 8(c) Indemnifying Party of its obligations hereunder except to the extent that the Section 8(c) Indemnifying Party is materially prejudiced thereby. No Section 8(c) Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Section 8(c) Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Section 8(c) Indemnified Party of a release from all liability in respect to such claim or litigation. Each Section 8(c) Indemnified Party shall furnish such information regarding itself or the claim in question as a Section 8(c) Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv) If the indemnification provided for in this Section 8(c) is held by a court of competent jurisdiction to be unavailable to a Section 8(c) Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Section 8(c) Indemnifying Party, in lieu of indemnifying such Section 8(c) Indemnified Party hereunder, shall contribute to the amount paid or payable by such Section 8(c) Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Section 8(c) Indemnifying Party on the one hand and of the Section 8(c) Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Section 8(c) Indemnifying Party and of the Section 8(c) Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue)

statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Section 8(c) Indemnifying Party or by the Section 8(c) Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the total obligation of each Share Recipient under this Section 8(c) shall be limited to an amount equal to the net proceeds to such Share Recipient of securities sold as contemplated in this Section 8(c).

(v) For not more than ten (10) consecutive trading days or for a total of not more than twenty (20) trading days in any twelve (12) month period, Buyer may delay the disclosure of material non-public information concerning Buyer by suspending the use of any prospectus, offering circular or other document (including any related registration statement, notification or the like) prepared in connection with any registration to be effected pursuant to this Section 8(c) containing such information, the disclosure of which at the time is not, in the good faith opinion of Buyer, in the best interests of Buyer (an “Allowed Delay”); provided, that Buyer shall promptly (a) notify the Share Recipients in writing of the existence of (but in no event, without the prior written consent of the Share Recipients, shall Buyer disclose to such Share Recipients any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Share Recipients in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(vi) During the period when copies of the Registration Statement prospectus are required to be delivered under the Securities Act or the Exchange Act, Buyer shall file all documents required to be filed with the SEC pursuant to Section 13, 14, or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

(vii) Until the earlier of (i) the date on which the Buyer Shares may be resold by the Share Recipients without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Buyer Shares issued hereunder have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, Buyer shall timely file all reports required to be filed by it under the Securities Act and the Exchange Act.

(d) Buyer shall file documents required of the Buyer for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(e) The Principal Shareholders shall procure the revocation of all authorities to the bankers of the Acquired Companies as shall be requested by the Buyer relating to any bank accounts of the Acquired Companies and afford the Buyer such assistance as it may reasonably require in having persons nominated by the Buyer authorized to operate such accounts from Closing.

9. Conditions Precedent to Buyer’s Obligations. Buyer’s obligations hereunder (including, without limitation, Buyer’s obligation to consummate the purchase of the Shares contemplated hereby on the Closing Date and Buyer’s incurrence of any indemnification obligations under Section 15(c) below) are subject to the satisfaction of the following conditions, unless waived in writing by Buyer:

(a)(i) Each of the representations and warranties of Sellers contained in Section 6 hereof that are qualified as to materiality shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that any such representations and warranties that are made as of a specific date need to be true and correct in all respects only as of such date), and (ii) each of the representations and warranties of Sellers contained in Section 6 hereof that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that any such representations and warranties that are made as of a specific date need to be true and correct in all material respects only as of such date).

(b) Sellers shall have obtained, in form and substance reasonably satisfactory to Buyer, all required consents to the Contemplated Transactions, including the required consents listed on Exhibit D, and shall have arranged for the release on or prior to the Closing Date of all Liens which encumber any of the Shares or the assets of the Acquired Companies.

(c) Since December 31, 2006, no event shall have occurred which has resulted in or is reasonably likely to result in a Material Adverse Change.

(d) No order of any court or other Governmental Body restraining, prohibiting or enjoining the consummation of the Contemplated Transactions shall be in effect or be threatened or sought by any Governmental Body, and no litigation shall be pending which if adversely determined could have a Material Adverse Change or adversely impact Buyer as the owner of the Shares.

(e) Buyer shall have received a copy of the resolutions of the directors authorizing the transfer of the Shares to the Buyer pursuant to Article 9 of the Articles of Association of the Company.

(f) Buyer shall have received each of the certificates, documents, agreements and other instruments set forth in Section 11(c) hereof.

(g) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Body necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(h) The Closing Date shall have occurred on or prior to July 20, 2007.

10. Conditions Precedent to Sellers’ Obligations. The obligation of each Seller to consummate the Contemplated Transactions on the Closing Date is, at the option of such Seller, subject to the satisfaction of the following conditions:

(a) Each of the representations and warranties of Buyer contained in Section 7 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

(b) No order of any court or other Governmental Body restraining, prohibiting or enjoining the consummation of the Contemplated Transactions shall be in effect or be threatened or sought by any Governmental Body.

(c) Sellers shall have received each of the certificates, documents, agreements and other instruments set forth in Section 11(d) hereof.

(d) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Body necessary for the consummation of the Contemplated Transactions shall have been filed, occurred or been obtained.

11. The Closing.

(a) The closing of the sale of the Shares pursuant to this Agreement (herein referred to as the “Closing”) shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, Palo Alto, CA 94306, on July 19, 2007, subject to the satisfaction of the conditions precedent to Buyer’s and Sellers’ obligations hereunder set forth in Sections 9, 10 and 11, or at such other time and place as shall be mutually agreeable to Buyer, on the one hand, and Sellers, on the other. As used herein, the term “Closing Date” shall mean the date on which each of the conditions precedent to Buyer’s and Sellers’ obligations hereunder set forth in Sections 9, 10, and 11 are satisfied (or are waived by (i) in the case of any conditions precedent to Buyer’s obligations hereunder, Buyer and (ii) in the case of any conditions precedent to any Seller’s obligations hereunder, such Seller) and the Closing occurs.

(b) All corporate actions and proceedings to be taken and all documents to be executed and delivered by Sellers in connection with the consummation of the Contemplated Transactions; including obtaining the unanimous approval of the Company’s board of directors and the approval of Sellers holding not less than 90% of the outstanding share capital of the Company, shall be reasonably satisfactory in form and substance to Buyer and its counsel. All corporate actions and proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the Contemplated Transactions shall be reasonably satisfactory in form and substance to Sellers and their counsel. All corporate actions and proceedings taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

(c) At the Closing, the Principal Shareholders and, where applicable, the Sellers shall deliver to Buyer the following:

(i) certificates representing the Shares, duly endorsed (or accompanied by duly executed share transfer forms by each Seller in the form attached in Exhibit I), for transfer to Buyer;

(ii) a certified copy of the register of members of the Company duly updated to show the transfer of the Shares to the Buyer;

(iii) a share certificate issued in the name of the Buyer in relation to the Shares;

(iv) the written resignations of the directors, officers and the secretary of the Acquired Companies effective as at Closing, together with or including a written release from each such director, officer or secretary in such form as the Buyer reasonably requires, acknowledging that he or she has no claim or right of action against the Acquired Companies in respect of breach of contract, compensation for loss of office, redundancy, unfair dismissal or otherwise;

(v) certificates of good standing for each Acquired Company issued as of a recent date of Closing by the Registrar of Companies in the Cayman Islands (with respect to the Company), the Philippine Securities and Exchange Commission and the Philippine Bureau of Internal Revenue (with respect to Qinteraction Philippines, Inc.) and the Secretary of State of the State of Delaware (with respect to Qinteraction, Inc.);

(vi) written confirmation that the following are in the possession of each applicable Acquired Company at its principal place of business or at its registered office provider or corporate secretary: the statutory records of such Acquired Company including without limitation the registers of members, directors/officers and charges (each made up to the date of Closing), the minute book, the certificate of incorporation, the memorandum and articles of association with all amendments, the tax exemption undertaking pursuant to the Tax Concessions Law (if applicable) and the corporate seals (if any);

(vii) an incumbency and specimen signature certificate, dated the Closing Date, from each Seller that is not an individual with respect to the officers of such Seller executing this Agreement and any other document delivered hereunder by or on behalf of such Seller;

(viii) a certificate of the Representative, on behalf of the Sellers, in a form provided by the Buyer, dated the Closing Date certifying as to the matters set forth in Sections 9(a), 9(b), 9(c) and 9(d) hereof;

(ix)(A) a copy of the resolutions adopted by the board of directors of the Company and a copy of the resolutions adopted by the shareholders of the Company, in each case authorizing the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, and in the case of the board resolutions also authorizing the transfer of the Shares to Buyer pursuant to Article 9 of the Articles of Association of the Company, (B) a copy of the Articles of Association of the Company and (C) a copy of the Shareholders Agreement, in each case, certified by the Representative as of the Closing Date;

(x) all required consents to the Contemplated Transactions and releases for all Liens which encumber the Shares or any assets of the Acquired Companies, including the required consents set forth on Exhibit D;

(xi)(A) Employment agreements executed by each person listed on Schedule 11(c)(xi)(A) in form and substance reasonably satisfactory to Buyer; and (B) offer letters, in a form provided by Buyer, accepted in writing by each person listed on Schedule 11(c)(xi)(B) hereto;

(xii) A Noncompetition, Nondisclosure and Nonsolicitation Agreement in substantially the form of Exhibit E hereto (the “Noncompetition, Nondisclosure and Nonsolicitation Agreement”) duly executed by the Sellers listed on Schedule 11(c)(xii) hereto;

(xiii) A Release Agreement in substantially the form of Exhibit F (the “Release Agreement”) hereto duly executed by each Seller;

(xiv) Evidence in form and substance satisfactory to Buyer that each issued, outstanding and unexercised option or warrant to purchase or otherwise acquire capital stock of the Company or any other Acquired Company (whether or not vested) shall have been cancelled and terminated;

(xv) An opinion of Truman Bodden & Company, Cayman Islands counsel to the Company and the Sellers, in form and substance reasonably satisfactory to Buyer;

(xvi) a letter from the registered office provider of the Company to the Buyer confirming that they will take instructions from the Buyer in relation to the Company;

(xvii) A written consent of P&A, the Company’s independent auditors, in form and substance reasonably satisfactory to Buyer, to the effect that the audited financial statements of the Company for the fiscal years ended December 31, 2005 and December 31, 2006 may be included in the Buyer’s public filings with the SEC;

(xviii) A letter agreement renewing the lease of the 8th, 9th and 10th Floors of the BPI Buendia Center for an additional 5-year term and otherwise in form and substance reasonably satisfactory to Buyer, duly executed by Bank of the Philippine Islands, as lessor, and Qinteraction Philippines, Inc., as lessee;

(xix) An amendment to the Master Services Agreement dated as of June 17, 2005, between the Company and *************************** in form and substance reasonably satisfactory to Buyer, duly executed by the Company and *******;

(xx) An Escrow Agreement in substantially the form of Exhibit B hereto duly executed by the Buyer, the Representative and the Escrow Agent;

(xxi) Such other documents and instruments as may be reasonably requested by Buyer or its counsel to effectuate the terms of this Agreement;

(d) At the Closing, Buyer shall deliver to Sellers the following:

(i) Recent certificates of good standing for Buyer issued by the Secretary of State of Delaware, the Secretary of State of California and the Franchise Tax Board of California;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) An incumbency and specimen signature certificate, dated the Closing Date, from Buyer with respect to the officers or other authorized persons of Buyer executing this Agreement and any other document delivered hereunder by or on behalf of Buyer;

(iii) A certificate of Buyer, dated the Closing Date, signed by an executive officer or other authorized person of Buyer, certifying as to the matters set forth in Sections 10(a), 10(b), and 10(d) hereof;

(iv) Such other documents and instruments as may be reasonably requested by Sellers or their counsel to effectuate the terms of this Agreement.

12. Further Assurances. Sellers and Buyer shall, whenever and as often as reasonably requested to do so by any of the others, do, execute, acknowledge and deliver any and all such other and further acts, assignments and transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance of the Shares to Buyer, and all other Contemplated Transactions.

13. [Reserved.]

14. Survival of Representations and Warranties. Each of the representations and warranties contained herein shall survive the Closing and remain in full force and effect for a period of fifteen (15) months following the Closing Date, except that the representations and warranties contained in Sections 6(a), 6(b), 6(c), 6(k), 6(m) and 6(v) hereof and Sections 7(a), 7(b), and 7(d) hereof shall survive for a period of forty-eight (48) months following the Closing Date.

15. Indemnification.

(a) Subject to the limitations set forth in Section 15(b), the Principal Shareholders, jointly and severally, agree to indemnify and hold harmless Buyer and its affiliates and the parents, stockholders, officers, directors, employees, agents, successors and assigns of Buyer and its affiliates (each a “Buyer Indemnitee”) from and against, and will pay to the Buyer Indemnitees the amount of, any damages, losses, liabilities, obligations, claims of any kind, interest, expenses (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value, whether or not involving a third party claim (collectively, “Losses”), suffered, incurred or paid, directly or indirectly, through application of any Acquired Company’s or Buyer’s assets or otherwise, as a result of, in connection with or arising out of: (i) the failure of any representation or warranty made by the Principal Shareholders or the other Sellers in this Agreement (whether or not contained in Section 6) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct as of the Closing Date; (ii) any breach by Sellers of any of their covenants or agreements contained herein; (iii) any expenses of Sellers not paid by Sellers and paid by Buyer; (iv) any claim by any Seller or on behalf of any Seller in connection with any actions of the Representative taken in accordance with the terms of this Agreement, including any claim that any act of or decision not to act by the Representative taken in accordance with the terms of this Agreement does not bind such Seller to the indemnification obligations set forth in this Agreement; (v) any Seller’s bad faith, willful misconduct or gross negligence in respect of the Escrow Fund, the Escrow Agent, or the Escrow Agreement, (vi) any Seller’s failure to execute and deliver to Buyer this Agreement and the Seller’s Closing Documents and to consummate the Contemplated Transactions or (vii) the failure of any shareholder of the Company, for any reason whatsoever, to return the original share certificate in relation to its Shares. Subject to the limitations set forth in Section 15(b), each Seller agrees to indemnify and hold harmless the Buyer Indemnitees from and against, and will pay to the Buyer Indemnitees the amount of, any Losses suffered, incurred or paid, directly or indirectly, through application of any Acquired Company’s or Buyer’s assets or otherwise, as a result of, in connection with or arising out of the failure of any representation or warranty made by such Seller under Section 6(b)(i), 6(b)(iii) or 6(aa) of this Agreement to be true and correct as of the Closing Date.

(b) The obligations to indemnify and hold harmless pursuant to Section 15(a) shall be limited to the aggregate amount of the Escrow Fund and Buyer’s rights to set off any amount to which it may be entitled under this Section 15 against amounts otherwise earned and due in respect of the Earn Out, provided, however, that the obligations to indemnify and hold harmless pursuant to Section 15(a) may exceed the aggregate amount of the Escrow Fund and Buyer’s rights to set off any amount to which it may be entitled under this Section 15 against amounts otherwise earned and due in respect of the Earn Out with respect to any Losses resulting from any material inaccuracy in or breach of the representations or warranties contained in Sections 6(a), 6(b), 6(c), 6(k), 6(m) and 6(v) hereof; and provided, further, however, that the obligations to indemnify and hold harmless pursuant to Section 15(a) may not exceed as to each Seller the Purchase Price paid or payable to such Seller (including, without limitation, any portion of the Earn Out payable to such Seller and such Seller’s share of the Escrow Fund). No Person shall be entitled to recovery for Losses pursuant to Section 15(a) until the total amount of Losses exceeds $25,000 (the “Basket Amount”); provided, that to the extent the amount of Losses exceeds the Basket Amount, the indemnified party shall be entitled to recover the Basket Amount as well as the amount of Losses in excess of the Basket Amount.

(c) Subject to the limitations set forth in Section 15(d), Buyer will indemnify and hold harmless Sellers and their respective affiliates, parents, stockholders, officers, directors, employees, agents, successors, heirs and assigns (each a “Seller Indemnitee”), and will pay to the Seller Indemnitees the amount of, any Losses suffered, incurred or paid, directly or indirectly, through application of the Sellers’ or Buyer’s assets or otherwise, as a result of, in connection with or arising out of: (i) the failure of any representation or warranty made by the Buyer in this Agreement (whether or not contained in Section 7) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct as of the Closing Date; (ii) any breach by Buyer of any of its covenants or agreements contained herein; or (iii) the Buyer’s bad faith, willful misconduct or gross negligence in respect of the Escrow Fund, the Escrow Agent or the Escrow Agreement.

(d) The obligations to indemnify and hold harmless pursuant to Section 15(c) shall be limited to $1,950,000, provided, however, that the obligations to indemnify and hold harmless pursuant to Section 15(c) may exceed $1,950,000 with respect to any Losses resulting from any material inaccuracy in or breach of the representations or warranties contained in Sections 7(a), 7(b), 7(c), 7(d), 7(e), and 7(g) hereof. No Person shall be entitled to recovery for Losses pursuant to Section 15(c) until the total amount of Losses exceeds $25,000 (the “Basket Amount”); provided, that to the extent the amount of Losses exceeds the Basket Amount, the indemnified party shall be entitled to recover the Basket Amount as well as the amount of Losses in excess of the Basket Amount.

(e) Except with respect to matters as to which injunctive relief is being sought, and to the extent of such relief, and other than with respect to registration rights, the indemnification with respect to which is dealt with in Section 8(c), and other than for actions under United States securities laws, the rights set forth in this Section 15 (as supplemented by Section 16 and Section 17 hereof) shall provide the sole and exclusive remedy for any and all Losses with respect to any inaccuracy in or breach of the representations or warranties or breach or nonperformance of any of the covenants or agreements made by any party in or pursuant to this Agreement; provided, however, that nothing herein shall prevent any party hereto from bringing an action based upon allegations of fraud or other intentional breach of this Agreement.

(f) Escrow; Right of Set-Off. Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Section 15 against amounts otherwise payable in respect of the Earn Out or may give notice of a claim in such amount under the Escrow Agreement. In the event Buyer elects to exercise such right of set off, Buyer shall do so pro rata against the cash portion of the Earn Out and the portion of the Earn Out payable in shares of Buyer Common Stock. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a breach of this Agreement. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. For the avoidance of doubt, in the event Buyer elects under this Section 15(f) to set off any amount to which it may be entitled under the first sentence of Section 15(a), Buyer shall do so only against the portion of the Earn Out payable to the Principal Shareholders, and in the event Buyer elects under this Section 15(f) to set off any amount to which it may be entitled under the second sentence of Section 15(a), Buyer shall do so only against the portion of the Earn Out payable to the applicable Seller.

16. Indemnification Procedure.

(a) Within a reasonable period of time after the incurrence of any Losses by any person entitled to indemnification pursuant to Section 15 hereof (an “Indemnified Party”), including in respect of any claim by a third party described in Section 17, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the “Indemnifying Party”) a certificate in the form of Exhibit H (the “Loss Certificate”), which Loss Certificate shall:

(i) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement;

(ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder; and

(iii) notify the Indemnifying Party that if the Indemnifying Party in good faith objects to the Loss Certificate or any portion of the Loss Certificate, the Indemnifying Party must so notify the Indemnified Party within thirty (30) days of receipt or the claim described in the Loss Certificate shall be deemed to be an Agreed Claim that the Indemnifying Party shall be required to pay under this Agreement.

The Indemnified Party shall deliver a copy of the Loss Certificate to the Escrow Agent while the Escrow Fund remains in effect and available to satisfy claims for Losses pursuant to the indemnification provided for in Section 15(a).

(b) In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Loss Certificate, the Indemnifying Party shall, within thirty (30) days after receipt by the Indemnifying Party of such Loss Certificate, deliver to the Indemnified Party a notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction. The party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable attorney and consultant’s fees or expenses by the other party.

(c) Claims for Losses specified in any Loss Certificate to which an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Loss Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 16(b), claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 16(b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in Section 17, are hereinafter referred to, collectively, as “Agreed Claims.” Within ten (10) days of the determination of the amount of any Agreed Claims or such longer period as may then be agreed to by the Indemnified Party (the “Agreed Claim Payment Date”), the Agreed Claim (i) in the case of the indemnification obligations of the Principal Shareholders, shall be paid from the Escrow Fund pursuant to the Escrow Agreement (or set off against amounts otherwise payable by Buyer in respect of the Earn Out as provided in the following sentence), subject to Section 15 above, and (ii) in the case of the indemnification obligations of the Buyer, shall be paid in cash or such other means as may then be agreed to among Buyer and the applicable Seller Indemnitee, subject to Section 15 above. Buyer may elect in its sole discretion to set off the amount of any Agreed Claim payable to Buyer or any other Buyer Indemnitee against amounts otherwise payable in respect of the Earn Out as provided in Section 15(f).

(d) All claims made against and paid out of the Escrow Fund to Buyer Indemnitees shall be made and paid in accordance herewith and with the terms of the Escrow Agreement. For purposes of any calculations required under this Section 16, each Buyer Share paid out of the Escrow Fund shall be deemed to have a per share value equal to the Designated Stock Price. Fractional share amounts resulting from any such calculations shall be rounded upwards to the nearest whole share.

17. Third Party Claims. If a claim by a third party is made against any Indemnified Party, and if such Indemnified Party intends to seek indemnity with respect thereto under Section 15, such Indemnified Party shall promptly notify the Indemnifying Party of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof and the Indemnified Party shall cooperate with it in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly be entitled to assume the defense of such action only to the extent the Indemnifying Party acknowledges its indemnity obligation and assumes and holds such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom; provided, further, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction or equitable relief against the Indemnified Party; (iii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iv) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party the assertion of which would be adverse to the interests of the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Agreement and does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

18. Notices. Any notices or communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered, telecopied or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, addressed as follows or to such other address as any party shall have specified in conformity with the foregoing:

(a)	If to Buyer, to:

Rainmaker Systems, Inc.

900 East Hamilton Avenue, Suite

400 Campbell, California 95008

Attention: Steve Valenzuela

Telecopy No.: (408) 626-3806

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

Five Palo Alto Square, 6th Floor

Palo Alto, California 94306

Attention: David F. Dedyo

Telecopy No.: (650) 320-1937

(b)	If to Sellers or the Representative to:

James F. Bere, Jr.

220 Limekiln Drive

Neenah, WI 54956

Telecopy No.: []

with a copy to:

Parker Poe Adams & Bernstein LLP

Three Wachovia Center

401 South Tryon Street

Suite 3000

Charlotte, NC 28202

Attention: John Jaye

Telecopy No.: (704) 335-4499

19. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, including that certain letter agreement, dated April 20, 2007, between the Company and Buyer (as extended by those certain letter agreements dated June 6, 2007, and July 5, 2007, between the Company and Buyer). This Agreement cannot be amended, supplemented or changed, nor can any provision hereof be waived, except by a written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

20. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the Buyer Indemnitees, the Seller Indemnitees and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment without the required consent shall be void, except that Buyer may without such consent assign this Agreement or any of its rights or obligations hereunder to one or more affiliates of Buyer.

21. Section Headings. The Section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

22. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles thereof relating to conflict of laws.

23. Expenses. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the Contemplated Transactions. Any and all conveyance, deed, excise, stamp, sales, use, recording, transfer or similar taxes or fees with respect to the sale of the Shares hereunder shall be paid by Sellers; provided that, except as otherwise required by law, the parties agree to use commercially reasonable efforts to cooperate with each other to avoid or minimize any sales, use or other transfer taxes due in connection with the transfer of the Shares.

24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

25. Counterparts. This Agreement may be executed in one or more counterparts, confirmed by facsimile signatures transmitted by telephone or PDF formatted signatures transmitted by electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26. Representative of the Sellers; Power of Attorney.

(a) The Representative is hereby appointed and authorized by each Seller as agent and attorney-in-fact for each Seller, for and on behalf of such Seller, to give and receive notices and communications, to execute the Escrow Agreement on behalf of the Principal Shareholders in his capacity as a representative of each Seller, to authorize delivery to Buyer of funds from the Escrow Fund in satisfaction of claims by Buyer or any other Buyer Indemnitee, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing. The Representative shall furnish on behalf of the Sellers such certificates and other documents as may from time to time be requested by the Escrow Agent. The Representative may be changed by the Sellers from time to time upon not less than fifteen (15) days’ prior written notice to Buyer and the Escrow Agent, or such shorter period as shall be acceptable to Buyer and the Escrow Agent in their reasonable discretion; provided that the Representative may not be changed or removed unless Sellers entitled to an aggregate of two-thirds interest of the Escrow Fund agree to such removal and to the identity of a substituted Representative. Any vacancy in the position of Representative may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Representative, and the Representative shall not receive compensation for its services. Notices or communications to or from the Representative shall constitute notice to or from each of the Sellers, and the Representative is hereby authorized by the Sellers to give and receive notices and other communications under this Agreement on behalf of each Seller (including, without limitation, for purposes of Sections 15, 16 and 17).

(b) The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment. The Principal Shareholders shall jointly and severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

(c) In order to induce the Representative to act in such capacity, the Representative:

(i) shall not be under any duty to give greater consideration to the interest of any Seller or Sellers than to that of any other Seller or Sellers;

(ii) may act in reliance upon any statement (oral or written), instrument or signature believed by the Representative to be genuine and may assume that any such statement, instrument or signature purportedly given by any Seller in connection with this Agreement has been given by such Seller;

(iii) shall not be liable to the Sellers for any mistake of fact or error in judgment or for any acts of omission of any kind unless by the Representative’s own gross negligence, bad faith or willful misconduct;

(iv) shall not be required to make any representation as to the validity, value or genuineness of any document or instrument held by the Representative or delivered by the Representative;

(v) shall not be obligated to risk its own funds in the course of performing as Representative; and

(vi) shall not have any duties or responsibilities except those expressly set forth in this Agreement or any other agreement to which the Representative is a party and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Representative.

27. Actions of the Representative. A decision, act, consent or instruction of the Representative authorized under or in connection with this Agreement shall constitute a decision of all the Sellers and shall be final, binding and conclusive upon each of such Sellers, and the Escrow Agent and Buyer, and each of their respective affiliates, stockholders, officers, directors, employees, agents, successors and assigns, may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each and every such Seller. The Escrow Agent, Buyer and each of their respective affiliates, stockholders, officers, directors, employees, agents, successors and assigns are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

28. Certain Definitions. For purposes of this Agreement, the terms identified in Exhibit A hereto shall have the meanings specified or referred to in such Exhibit.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first written above

RAINMAKER SYSTEMS, INC.

By:	/s/ Michael Silton
Name:	Michael Silton
Title:	President and Chief Executive Officer

REPRESENTATIVE

/s/ James F. Bere, Jr.
James F. Bere, Jr., as Representative

THE SELLERS

S & S ENTERPRISES LIMITED

By:	/s/ Doris Young
Name:	Chater Inc.
Title:	Sole Director

DATAFLOW CO., LTD.

By:	/s/ Fahmy Jowharsha
Name:	Fahmy Jowharsha (For and on behalf of Redflame Enterprises Ltd.)
Title:	Authorized Signatory – Redflame Enterprises Ltd.

ALTA RESOURCES CORPORATION

By:	/s/ James F. Bere, Jr.
Name:	James F. Bere, Jr.
Title:	Chaiman & CEO

CHARLES W. DULL AND JOANNE L. DULL

/s/ C.W. Dull

/s/ Joanne L. Dull

ELENCORP.

By:	/s/ Ernest Leung
Name:	Ernest Leung
Title:	Chaiman

JEFFREY NELSON DAVIS

/s/ J.N. Davis

RUMINA, INC.

By:	/s/ Patrick R. Kroos
Name:	Patrick R. Kroos
Title:	Director

DAVID VERNAL SMITH

/s/ David V. Smith

ROBERT KEITEL

LYLE E. MORRIS AND MARIE MORRIS

/s/ Lyle E. Morris

/s/ Marie Morris

MAVEN INTERNATIONAL LIMITED

By:	/s/ Melissa Mowbray-d’Arbela
Name:	Melissa Mowbray-d-Arbela
Title:	Managing Director

NATHAN AND SHEILA VINCE FAMILY TRUST 11/04/00

By:	/s/ James Nathan Vince
Name:	James Nathan Vince
Title:	Trustee

EXODUS CROSSING LLC

By:	/s/ Sean T. Long
Name:	Sean T. Long
Title:	President

PANASIA DEVELOPMENT PARTNERS LIMITED

By:	/s/ Nelson C. Leung
Name:	Nelson C. Leung
Title:

JEFFREY S. KELLEY

/s/ Jeffrey S. Kelley

DR. DAVID H. OLSON

/s/ David H. Olson

LEE D. HENNING

/s/ Lee D. Henning

MELISSA MOWBRAY-D’ARBELA

/s/ Melissa Mowbray-d’Arbela

ZENITH MANAGEMENT LIMITED

By:
Name:
Title:

ROBERTO CHENG AND TERESITA CHENG

/s/ Roberto Cheng

MASTER EAGLE HOLDINGS LIMITED

By:
Name:
Title:

WILLIAM SAMUEL MORTIMER GREEN

/s/ William Green

JENNIFER RUTH HIRSCHI

/s/ Jennifer Hirschl

KEITH SPARKS

/s/ Keith J. Sparks

ROGER B. THOMSON

/s/ Roger Thomson

R.L. BERNARDO & ASSOCIATES, INC.

By:	/s/ Romeo Bernardo
Name:	Romeo Bernardo
Title:	Director

FRANCIS L. NEPOMUCENO AND REGINA L. NEPOMUCENO

MA. CORAZON T. MAPA

/s/ Ma. Corazon T. Mapa

PHYLITA JOY G. VIRATA

/s/ Phylita Joy G. Virata

ELIZABETH J. ALUNAN

ANNIE CORAZON REYES

/s/ Annie Corazon Reyes

JAMES V. WILLIAMSON REVOCABLE TRUST DATED APRIL 20, 1997 AND AMENDED AUGUST 31, 1997

By:	/s/ James V. Williamson
Name:	James V. Williamson
Title:	Trustee

DAVID CHARLES RICHMOND

/s/ David Charles Richmond

MORRIS YU YANG

/s/ Morris Yu Yang

ROBERTO C. CHING AND SONIA G. CHING

/s/ Roberto C. Ching

/s/ Sonia G. Ching

STEPHEN HEN-I LIANG

/s/ Stephen Hen-I Liang

JOHN MICHAEL GROVES

/s/ J.M. Groves

HERMES & HERMES HOLDING COMPANY LIMITED

By:	/s/ Anthony Dieter Moody
Name:	Anthony Dieter Moody
Title:	President & CEO

EASTGATE OVERSEAS HOLDINGS LIMITED

By:	/s/ Henry Morgan
Name:	Henry Morgan
Title:

JAMES LEWIS WARD

/s/ James Lewis Ward

JOHN W. CAMPBELL

ANTHONY RICHARD GRANDIDGE

/s/ Anthony Richard Grandidge

HELEN VILLEGAS RIVERA

/s/ Helen Villegas Rivera

ELISA LUZ VILLANUEVA

/s/ Elisa Luz Villanueva

EXHIBIT A

Certain Definitions

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Exhibit A:

“Acquired Companies” — the Company and its subsidiaries, collectively and each an “Acquired Company”.

“Affiliate” — in respect of any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise).

“Applicable Contract” — any Contract (a) under which any of the Acquired Companies has or may acquire any rights, (b) under which any of the Acquired Companies has or may become subject to any obligation or liability, or (c) by which any of the Acquired Companies or any of the assets owned or used by it is or may become bound.

“Business Day” — any day, other than a Saturday, Sunday or a day on which banks located in San Francisco, California, shall be authorized or required by law to close.

“Consent” — any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Contemplated Transactions” — all of the transactions contemplated by this Agreement, including:

(i) the sale of the Shares by Sellers to Buyer;

(ii) the execution, delivery, and performance of the Employment Agreements, the Noncompetition, Nondisclosure and Nonsolicitation Agreement, the Release Agreement and the Escrow Agreement;

(iii) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

(iv) Buyer’s acquisition and ownership of the Shares and exercise of control over the Company.

“Contract” — any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

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“Encumbrance” — any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“GAAP” — generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 6(d) were prepared.

“Governmental Authorization” — any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” — any:

(i) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(ii) federal, state, local, municipal, foreign, or other government;

(iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(iv) multi-national organization or body; or

(v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Knowledge” — an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(i) such individual is actually aware of such fact or other matter; or

(ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time during the 12 months preceding the Closing Date served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any such time had, Knowledge of such fact or other matter.

“Legal Requirement” — any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, memorandum, circular, rule or treaty.

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“Order” — any award, decision, injunction, judgment, order, resolution, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” — an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:

(i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

“Organizational Documents” — (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Person” — any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Principal Shareholders” — Michael D. Smith, Neal G. Stewart, S&S Enterprises Limited and Dataflow Co., Ltd., and their respective heirs, successors and assigns.

“Proceeding” — any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Securities Act” — the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Shareholders Agreement” — the Shareholders Agreement dated 30 June 2001 between the Company and the Shareholders (as defined therein), as amended by the certain amendments to the Shareholders Agreement dated 30 April 2002, 23 September 2004 and 9 July 2007.

“Threatened” — a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

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